PROXY

                     J.P. MORGAN INTERNATIONAL EQUITY PORTFOLIO
                                         OF
                             MET INVESTORS SERIES TRUST

                           SPECIAL MEETING OF SHAREHOLDERS

                                   April 25, 2003

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the J.P. Morgan International Equity Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 25, 2003, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby MFS Research International Portfolio, a series of the Trust, will (i) acquire all of the assets of J.P. Morgan International Equity Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's J.P. Morgan International Equity Portfolio.

     FOR  [           ]     AGAINST  [          ]      ABSTAIN  [             ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                      Dated:                              , 2003
                                            ------------------------------

                                      MetLife Investors Insurance Company
                                      -----------------------------------------
                                      Name of Insurance Company


                                      Name and Title of Authorized Officer


                                      Signature of Authorized Officer

J.P. MORGAN INTERNATIONAL
EQUITY PORTFOLIO

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
MetLife Investors Insurance Company
Separate Account One






     2 EASY WAYS TO VOTE                                                           MET INVESTORS SERIES TRUST
                                                                           J.P. MORGAN INTERNATIONAL EQUITY PORTFOLIO
1.  Return this voting instruction form using the enclosed          22 Corporate Plaza Drive, Newport Beach, California 92660
postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                      VOTING INSTRUCTION FORM FOR THE
    Statement                                                                    Special Meeting of Shareholders
***  CONTROL NUMBER:                           ***                                  April 25, 2003, 9:00 a.m.



J.P. MORGAN INTERNATIONAL EQUITY PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the J.P. Morgan International Equity Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on April 25, 2003, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                                     Date ________________, 2003



                                                       PLEASE SIGN IN BOX BELOW




                                                     Signature - Please sign
                                                     exactly as your name
                                                     appears at left. Joint
                                                     owners each should sign.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     president or authorized
                                                     officer. If a partnership,
                                                     please sign in partnership
                                                     name by authorized person.

             Please fold and detach card at perforation before mailing.





TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.


                                                                                   FOR               AGAINST             ABSTAIN
To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of J.P. Morgan International Equity Portfolio, a series of
Met Investors Series Trust, by MFS Research International Portfolio, a series of the Trust.
